Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 8th day of April, 2005 by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), the “Investors” named in that certain Purchase Agreement by and among the Company and the Investors (the “Purchase Agreement”), and Ryan Beck & Co.

     The parties hereby agree as follows:

     1. Certain Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     “Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, and any securities into which such shares may hereinafter be reclassified.

     “Investors” shall mean the Investors identified in the Purchase Agreement, and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants or Registrable Securities.

     “Placement Agent” shall mean Ryan Beck & Co. and any permitted transferee of the Placement Agent Warrants.

     “Placement Agent Warrants” shall mean the warrants to purchase Common Stock issued to Ryan Beck & Co. as partial consideration for Ryan Beck & Co.’s services in connection with the issuance of the Shares and Warrants to the Investors pursuant to the Purchase Agreement, which Placement Agent Warrants may be assigned to any of Ryan Beck & Co.’s nominees from time to time.

     “Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

     “Registrable Securities” shall mean (i) the Shares, (ii) the Warrant Shares, (iii) the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, and (iv) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a

Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

     “Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

     “Required Investors” means the Investors holding a majority of the Registrable Securities.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Shares” means the shares of Common Stock issued pursuant to the Purchase Agreement.

     “Transaction Documents” has the meaning set forth in the Purchase Agreement.

     “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Warrants” means, the warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit A.

     “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

     2. Registration.

          (a) Registration Statements.

          (i) Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”) but no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Required Investors’ consent), covering the resale of the Registrable Securities in an amount at least equal to the number of Shares plus the number of shares of Common Stock necessary to permit the exercise in full of the Warrants and the Placement Agent Warrants. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use commercially reasonable efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the Registration Statement (other than with respect to those shares of Common Stock underlying warrants previously issued to Ryan Beck & Co and any of Ryan Beck & Co.’s transferees of such warrants, which shall be covered by such Registration Statement). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors, the Placement Agent and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities. The parties agree that the Company will not be liable for any liquidated damages in respect of the Warrants or the Placement Agent Warrants. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash.

          (ii) Additional Registrable Securities. Upon the written demand of any Investor following any change in the Warrant Price (as defined in the Warrants and the Placement Agent Warrants) such that additional shares of Common Stock become issuable upon the exercise of the Warrants or the Placement Agent Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”), subject to the Required Investors’ consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Company shall use commercially reasonable efforts to obtain from each person who has piggyback registration rights a waiver of those rights with respect to such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors, the Placement Agent and their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within thirty (30) days following the occurrence of the event giving rise to the issuance of such Additional Shares, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares. The parties agree that the Company will not be liable for any liquidated damages in respect of the Warrants or the Placement Agent Warrants. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash.

          (b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

          (c) Effectiveness.

          (i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors and the Placement Agent by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall as soon as reasonably practicable provide the Investors and the Placement Agent with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(y) a Registration Statement covering the Registrable Securities is not declared effective by the SEC within ninety (90) days after the Closing Date (one hundred twenty (120) days if such Registration Statement is reviewed by the SEC) (the “Effectiveness Deadline”), or (z) a Registration Statement covering Additional Shares is not declared effective by the SEC within ninety (90) days (one hundred twenty (120) days if such Registration Statement is reviewed by the SEC) following the time such Registration Statement was required to be filed pursuant to Section 2(a)(ii), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). The parties agree that the Company will not be liable for any liquidated damages in respect of the Warrants or the Placement Agent Warrants. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash.

          (ii) Notwithstanding anything to contrary, for not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time, or, in the Company’s discretion, if the Company determines that an event described in Section 3(h) has occurred (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors and the Placement Agent in writing of the existence of (but in no event, without the prior written consent of an Investor or the Placement Agent, shall the Company disclose to such Investor or the Placement Agent any of the facts or circumstances regarding) the event giving rise to an Allowed Delay, provided that the Company shall not be required to disclose material nonpublic information to an Investor or the Placement Agent, (b) advise the Investors and the Placement Agent in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

     3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

          (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, (ii) the date on which all Registrable Securities covered by such Registration Statement (other than with respect to Registrable Securities owned by Affiliates of the Company) may be sold pursuant to Rule 144(k) or (iii) three (3) years from the Closing Date (the “Effectiveness Period”), and advise the Investors in writing when the Effectiveness Period has expired;

          (b) prepare and file with the SEC such amendments, prospectus supplements or post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

          (c) provide copies to and permit counsel designated by the Investors and the Placement Agent to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects based upon such counsel’s belief that such Registration Statement is not in compliance with applicable laws, rules or regulations or contains a material misstatement or omission;

          (d) furnish to the Investors, the Placement Agent and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor and the Placement Agent may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor or the Placement Agent that are covered by the related Registration Statement;

          (e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

          (f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify, or exempt therefrom, or cooperate with the Investors, the Placement Agent and their counsel in connection with the registration or qualification, or exemption therefrom, of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and the Placement Agent and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

          (g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

          (h) immediately notify the Investors and the Placement Agent, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event or the passage of time as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus or the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

          (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 50th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 105th day after the end of such fourth fiscal quarter).

          (j) With a view to making available to the Investors and the Placement Agent the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors and the Placement Agent to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor and the Placement Agent upon request, as long as such Investor or the Placement Agent owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, and (B) such other information as may be reasonably requested in order to avail such Investor or the Placement Agent of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

     4. Due Diligence Review; Information. The Company shall make available, during normal business hours, upon reasonable request, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

       Notwithstanding any of the foregoing, nothing herein shall obligate the Company to provide to the Investors or the Placement Agent, or any advisors or representatives or underwriters any material nonpublic information. The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

     5. Obligations of the Investors and Placement Agent.

          (a) The Placement Agent and each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Placement Agent and each Investor of the information the Company requires from the Placement Agent or such Investor if the Placement Agent or such Investor elects to have any of the Registrable Securities included in the Registration Statement. The Placement Agent or an Investor, as the case may be, shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Placement Agent or such Investor elects to have any of the Registrable Securities included in the Registration Statement. The Company shall not be required to include the Registrable Securities of an Investor or the Placement Agent in a Registration Statement and shall not be required to pay any liquidated damages or other damages under Section 2 to any person who fails to furnish to the Company such information at least two (2) Business Days prior to such filing date.

          (b) The Placement Agent and each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Placement Agent or such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

          (c) The Placement Agent and each Investor agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next day) from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, the Placement Agent and such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until otherwise notified in writing by the Company or until the Placement Agent’s or Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Placement Agent and the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Placement Agent’s or the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

          (d) The Investors and Placement Agent acknowledge and agree that, as described in Schedule 5(d) hereto, other security holders of the Company have the right to include such securities, in addition to the Registrable Securities, in any Registration Statement filed or maintained by the Company pursuant to this Agreement or the Transaction Documents, provided, however, the Company shall use its commercially reasonable efforts to obtain a waiver of such rights from the holders thereof, other than as set forth in Section 2(a)(i).

          (e) Each Investor and the Placement Agent covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          (f) Neither any Investor nor the Placement Agent may use any confidential information received by it pursuant to this Agreement or the Purchase Agreement (including, without limitation, any notice referred to in Section 2(c)(ii) or 3(h) hereof) in violation of the 1934 Act or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Investor or Placement Agent. Each Investor and the Placement Agent agrees to comply with the 1933 Act and other applicable laws in connection with the offer or sale of any Registrable Securities. The obligations in this Section 5(f) shall survive the expiration or termination of this Agreement.

     6. Indemnification.

          (a) Indemnification by the Company. The Company will indemnify and hold harmless the Placement Agent, each Investor, and each of their respective officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Placement Agent or such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Placement Agent’s or an Investor’s behalf and will reimburse the Placement Agent, such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Placement Agent or such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, or to the extent that such information relates to such Investor or Placement Agent or such Investor’s or Placement Agent’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Investor or Placement Agent for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Placement Agent and the Investors have approved Exhibit A hereto for this purpose), or in the case of an occurrence of an Allowed Delay or of an event of the type specified in Section 3(h), the use by such Investor or Placement Agent of an outdated or defective Prospectus after the Company has notified such Investor or Placement Agent in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor or Placement Agent of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

          (b) Indemnification by the Placement Agent and Investors. The Placement Agent and each Investor agree, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information furnished in writing by the Placement Agent or such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or to the extent that such information relates to such Investor’s or Placement Agent’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Investor or Placement Agent for use in the Registration Statement (it being understood that the Investors and Placement Agent have approved Exhibit A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of an Allowed Delay or an event of the type specified in Section 3(h), the use by such Investor or Placement Agent of an outdated or defective Prospectus after the Company has notified such Investor or Placement Agent in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor or Placement Agent of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected. In no event shall the liability of the Placement Agent or an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Placement Agent or such Investor in connection with any claim relating to this Section 6 and the amount of any damages the Placement Agent or such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Placement Agent or such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

     7. Miscellaneous.

          (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written waiver or consent to such amendment, action or omission to act, of the Required Investors.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.4 of the Purchase Agreement.

          (c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Placement Agent, the Investors and their respective successors and assigns. The Placement Agent and any Investor may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by the Placement Agent or such Investor to such person, provided that the Placement Agent or such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

          (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

          (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

          (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in the Transaction Documents.

          (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	BAKERS FOOTWEAR GROUP, INC.

By: /s/ Peter Edison
Name: Peter Edison
Title: Chairman and CEO

The Placement Agent:	RYAN BECK & CO.

By: /s/ Michael J. Kollender
Name: Michael J. Kollender
Title: Executive Vice President

The Investors:	CROWN INVESTMENT PARTNERS, LP
By: /s/ Chris H. Pauli
Name: Chris H. Pauli
Title: Managing Member of the General Partner

THE CROWN ADVISORS #5
By: /s/ Chris H. Pauli
Name: Chris H. Pauli
Title: President

HOAK PUBLIC EQUITIES, L.P.
By: /s/ J. Hale Hoak
Name: J. Hale Hoak
Title: President, General Partner

SR Capital Parnters, L.P.
By: /s/ Norris Nissim
Name: Norris Nissim
Title: Vice President & General Counsel of [illegible] GP, Inc., its Managing General Partner

SR Capital Offshore, Ltd.
By: /s/ Norris Nissim
Name: Norris Nissim
Title: Vice President & General Counsel of John A. Levin & Co., Inc., its Investment Manager

Pequot Navigator Onshore Fund, L.P.
By: /s/ Aryeh Davis
Name: Aryeh Davis
Title: General Counsel
Pequot Capital Management, Inc.
Investment Manager

Pequot Scout Fund, L.P.
By: /s/ Aryeh Davis
Name: Aryeh Davis
Title: General Counsel, COO
Pequot Capital Management, Inc.
Investment Manager

Harbour Holdings Ltd.
By: /s/ Pamela A. Cavanaugh
Name: Pamela A. Cavanaugh
Title: Vice President and Treasurer
Harbour Holdings Ltd.

Skylands Special Investment LLC
By: /s/ Pamela A. Cavanaugh
Name: Pamela A. Cavanaugh
Title: Vice President
Skylands Capital, LLC
Managing Member
Skylands Special Investment LLC

Skylands Quest LLC
By: /s/ Pamela A. Cavanaugh
Name: Pamela A. Cavanaugh
Title: Vice President
Skylands Capital, LLC
Managing Member
Skylands Quest LLC

WS Opportunity Fund (QP), L.P.
By: WS Ventures Management, L.P.,
General Partner
By: WSV Management, L.L.C., General Partner
By: /s/ Reid S. Walker
Reid S. Walker, Member

WS Opportunity Fund, L.P.
By: WS Ventures Management, L.P.,
General Partner

By: WSV Management, L.L.C., General Partner
By: /s/ Reid S. Walker
Reid S. Walker, Member

WS Opportunity Fund International, Ltd.
By: WS Ventures Management, L.P.,
as agent and attorney-in-fact
By: WSV Management, L.L.C., General Partner
By: /s/ Reid S. Walker
Reid S. Walker, Member

[Disclosure schedules omitted. The Registrant undertakes to furnish supplementally a copy of such omitted schedules to the Commission upon request.]

Exhibit A

Plan of Distribution

     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     -  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     -  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     -  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     -  an exchange distribution in accordance with the rules of the applicable exchange;

     -  privately negotiated transactions;

     -  short sales effected after the date of this Prospectus;

     -  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     -  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     -  a combination of any such methods of sale; and

     -  any other method permitted pursuant to applicable law.

     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the shares (other than shares held by our Affiliates) may be sold pursuant to Rule 144(k) of the Securities Act and (3)                                                              , 2008 [i.e., insert the three (3) year anniversary of the Closing Date].